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                                                                   EXHIBIT 99.1
PROXY

                       KINDER MORGAN ENERGY PARTNERS, L.P.

                                                                   COMMON UNITS

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KINDER MORGAN G.P., INC.
   FOR SPECIAL MEETING OF HOLDERS OF COMMON UNITS OF KINDER MORGAN ENERGY
                       PARTNERS, L.P. ON MARCH 6, 1998


     The undersigned, a holder of record of Common Units of Kinder Morgan Energy Partners, L.P. ("KMEP"), hereby appoints Richard D. Kinder and William
V. Morgan, or either of them with power of substitution, attorneys and proxies of the undersigned, to vote all KMEP Common Units that the undersigned may be entitled to vote at a Special Meeting of Holders of Common Units of KMEP to be held on March 6, 1998, at 10:30 a.m., at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2600, Houston, Texas 77002, on the matter set forth below and on such other matters as may properly come before the meeting and at any postponement or adjournment thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE KMEP COMMON UNITS IT REPRESENTS WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED BELOW. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO THE MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

               Continued and to be voted and signed on reverse

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/X/ Please mark
    your vote as
    in the example

THE BOARD OF DIRECTORS FOR KINDER MORGAN G.P., INC., AS THE GENERAL PARTNER OF KMEP, RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

                                                        FOR   AGAINST    ABSTAIN
The issuance by KMEP of KMEP Common Units pursuant to  /  /    /   /      /   /
the Purchase Agreement dated as of October 18, 1997
(the "Purchase Agreement") among KMEP, Kinder
Morgan G.P., Inc., Santa Fe Pacific Pipeline
Partners, L.P., Santa Fe Pacific Pipelines, Inc., and
SFP Pipeline Holdings, Inc.

Notwithstanding the approval of the holders of Common Units of KMEP of the above proposal, KMEP reserves the right to terminate the Purchase Agreement and abandon the transactions and other matters contemplated thereby, upon the terms and conditions set forth in the Purchase Agreement.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said Special Meeting or any adjournment or postponement thereof.

                                       Dated:____________________________, 1998

                                       Signature_______________________________

                                       Signature_______________________________
                                                       (if held jointly)

                                       Important: Please sign name exactly
                                       as it appears hereon indicating where
                                       proper, official position or
                                       representative capacity. Executors,
                                       administrators, trustees, guardians,
                                       attorneys and corporate officers should
                                       give their full titles as such. If
                                       executed by a corporation, the proxy
                                       should be signed by a duly authorized
                                       officer and state the full name of the
                                       corporation. In case of joint holders,
                                       all should sign.


PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

If you have any questions or need assistance, please contact
Georgeson & Company Inc., the Information Agent and Proxy Solicitor, at 1-800-223-2064.